ESOFT, INC.

                            STOCK OPTION AGREEMENT


     This Option Agreement is made and entered into by and between eSoft, Inc., a Colorado corporation (the "Company"), and Pantheon Capital Ltd. (the "Optionee"), as of the 11th day of November, 1997.

                                  WITNESSETH:

     WHEREAS, pursuant to a Consulting Agreement between the Company and Pantheon Capital Ltd., dated September 2, 1997, as amended November 11, 1997, the Company has agreed to grant to Pantheon Capital Ltd. options to purchase 150,000 shares of the Company's Common Stock; and

     WHEREAS, Pantheon Capital Ltd. has assigned its rights to 75,000 of such options to other parties;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the Company and Optionee agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to Optionee the right and option (the "Option") to purchase an aggregate of 75,000 shares (such number being subject to adjustment as provided in paragraph 9 hereof) of the common stock of eSoft, Inc. (the "Stock") on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time as hereinafter provided.

     2. PURCHASE PRICE. The price at which Optionee shall be entitled to purchase the Stock covered by the Option shall be the price per share at which shares of the Stock are first offered to the public in an initial public offering of the Stock in Canada.

     3. TERM OF OPTION. The Option hereby granted shall become exercisable immediately after such an initial public offering is complete and remain in force and effect until the normal close of business of the Company on the date five years after the date that the Option becomes exercisable (the "Expiration Date").

     4. EXERCISE OF OPTION. The Option may be exercised as to all or any part thereof immediately after the closing of a public offering of the Company's common stock, provided that such an offering is completed on or before December 31, 1998, and thereafter the Option may be exercised as to all or any part of such shares (in not less than one hundred (100) share increments) at any time and from time to time through the Expiration Date by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraph 5 hereof.


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     5. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this
Option Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company (the "Effective Date"). The notice shall state Optionee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, and the exact name or names in which the shares will be registered. Such notice shall be signed by the Optionee and shall be accompanied by payment of the purchase price of such shares in cash or certified or cashier's check in the amount of the full purchase price (the number of shares being purchased multiplied by the price per share). In the event the Option shall be exercised by a person or persons other than Optionee, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option as provided herein shall be fully paid and nonassessable upon delivery.

     6. TRANSFERABILITY. The Option shall be transferable by Optionee only upon presentation to the Company of this Option Agreement with a written assignment duly executed by the Optionee, and such evidence of compliance with applicable securities laws of the United States or Canada or any state or province thereof as the Company shall reasonably require.

     7. ADJUSTMENTS IN NUMBER OF SHARES AND OPTION PRICE. If any change is made to the Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to the number and the purchase price per share in effect under the Option. Such adjustments to the Option shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. Any adjustments determined by the Committee shall be final, binding and conclusive.

     If the Company shall be the surviving or resulting corporation in any merger or consolidation, the Option granted hereunder shall pertain to and apply to the securities or rights to which a holder of the number of shares of Stock subject to the Option would have been entitled. The Optionee shall be entitled to at least 20 days' prior written notice of any dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation.

     8. DELIVERY OF SHARES. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld, if any, have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Company, Optionee has delivered to the Company an investment letter in form and content satisfactory to the Company as provided in paragraph 9 hereof.

     9. GOVERNING LAW. This Option Agreement shall be interpreted and administered under the laws of the State of Colorado.


                                     -2-

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     10. AMENDMENTS. This Option Agreement may be amended only by a written agreement executed by the Company and Optionee.

     IN WITNESS WHEREOF, the Company and the Optionee have caused this Option Agreement to be duly executed by their respective officers thereunto duly authorized, and Optionee has hereunto set his hand as of the day and year first above written.

                                    eSoft, Inc.


                                    By: /s/Philip L. Becker
                                       -----------------------------------------
                                       President

                                    Pantheon Capital Ltd.


                                    By: Kent Nuzum
                                       -----------------------------------------
                                       President